Exhibit 23.1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-67057, No. 333-100854, No. 333-140429, No. 333-157038, No. 333-163933, No. 333-167143, No. 333-180725, No. 333-180726, No. 333-184583 and No. 333-192728) of Logitech International S.A. of our report dated November 13, 2014 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 23, 2016